Ernst & Young

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement
(Form S-3) and related Prospectus of Vizacom Inc. of our report dated March 27, 2000 with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of Vizacom Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                        /s/Ernst & Young

                                        Ernst & Young
                                        Registered Auditor

Nottingham, England

September 28, 2000